UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2023

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Parkway North Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	CF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2023, CF Industries, Inc. (“CFI”) entered into Amendment No. 2 to the Fourth Amended and Restated Credit Agreement, dated as of May 12, 2023 (the “Credit Agreement Amendment”), with Citibank, N.A. (“Citibank”) as administrative agent. The Credit Agreement Amendment amended the Fourth Amended and Restated Credit Agreement, dated as of December 5, 2019 (as amended, restated, amended and restated, supplemented, waived or otherwise modified prior to the date of the Credit Agreement Amendment, the “Existing Credit Agreement,”; the Existing Credit Agreement, as amended by the Credit Agreement Amendment, the “Revolving Credit Agreement”), among CF Industries Holdings, Inc. (“CF Industries”), CFI, the lenders party thereto, the issuing banks party thereto and Citibank, as administrative agent, to change one of the reference interest rates for borrowings under the Revolving Credit Agreement denominated in dollars from the Eurocurrency Rate (as defined in the Existing Credit Agreement) to Adjusted Term SOFR (as defined in the Revolving Credit Facility). Adjusted Term SOFR includes a credit spread adjustment of 0.10%. All other material terms and conditions of the Revolving Credit Agreement were unchanged as compared to the terms and conditions of the Existing Credit Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Each of the lenders and issuing banks party to the Revolving Credit Agreement, Citibank and certain of their respective affiliates have performed or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee, hedging or other services for CF Industries, CFI and subsidiaries and affiliates of CF Industries and CFI for which they have received or will receive fees and reimbursement of expenses.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 2 to the Fourth Amended and Restated Revolving Credit Agreement, dated as of May 12, 2023, among CF Industries, Inc. and Citibank, N.A., as administrative agent

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 16, 2023	CF INDUSTRIES HOLDINGS, INC.

		By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General Counsel, and Secretary